Exhibit 31.2
                           SECTION 302 CERTIFICATIONS

I, Jeffery G. Hough, certify that:

1. I have reviewed this annual report on Form 10-K of GSE Systems, Inc.;
2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;
         .
                              Date: April 29, 2004
                              /S/ JEFFERY G. HOUGH
                                Jeffery G. Hough
                Senior Vice President and Chief Financial Officer
                  (Principal Financial and Accounting Officer)